AMERICAN METALS SERVICE, INC.
                                 376 Main Street
                          Bedminster, New Jersey 07921
                                 (908) 234-0078


                                                   May 17, 1999


Mr. Thomas K. Van Herwarde
P.O. Box 441
4 Keystone Court #4
Vernon, New Jersey 07462

Re:  Terms of Employment


Dear Tom:

         This  Letter  (this   "Letter"),   when   countersigned   by  you  (the
"Employee"), will constitute our agreement with respect to your employment with American Metals Service, Inc., a Florida corporation (the "Company").

         1. Term.  The initial term of  employment  hereunder  (the "Term") will commence on the date hereof and will continue until the first anniversary thereof, unless sooner terminated as hereinafter provided. On the expiration of such one-year period and on each yearly anniversary thereafter, this Agreement shall automatically renew for an additional one-year period, unless the Company or the Employee notify the other party in writing of its or his intention not to renew this Agreement at least thirty (30) days prior to the expiration of the then current Term or unless sooner terminated as hereinafter provided.

         2. Duties and Extent of Services. During the Term, the Employee will serve as President and Director of the Company. The Employee will be in charge of and responsible for all of the duties associated with said position and will perform such other services consistent with such position as may from time to time be reasonably assigned to the Employee by the Board of Directors and/or the officers of the Company. The Employee will devote substantially all of his business time, energy and skill to such employment and to promoting the best interests of the Company.

         3. Compensation. The Company will pay and the Employee shall accept from the Company, base compensation at the rate of $90,000 per annum, payable in accordance with the Company's customary payroll policy as in effect from time to time (such salary, as in effect from time to time, the "Base Salary"). The Company may withhold such amounts as are necessary to comply with federal, state and local withholding laws.

         4. Expenses. During the Term, the Company shall pay or reimburse the Employee for all reasonable and itemized business expenses incurred by the Employee while conducting or furthering the business of the Company. The Employee shall keep appropriate records of such expenses and submit receipts or other evidence relating to them in accordance with Company policy. Reimbursement for such expenses shall be subject to such regulations and procedures as the Company may designate by notice to the Employee.

         5. Benefits. The Employee will be entitled to participate in all group plans or programs, and to receive all benefits and perquisites for which employees of the Company are eligible under any benefit plans, now or hereafter established by the Company and maintained by the Company, to the extent permissible under the general provisions of such plans or programs.

         6. Vacation. The Employee will be entitled to two weeks of annual paid vacation. The time at which the Employee will be absent from the office shall be at the Employee's sole discretion, provided such time is compatible with the vacation and work schedule of other employees.

         7. Termination. (a) If, during the Term, the Employee is unable to perform the duties required of him pursuant to this Letter due to any physical or mental disability for a period of six months in any 12 consecutive months, the Company shall have the right to terminate the Employee by giving him not less than thirty (30) days prior written notice, at the end of which time, if such disability has continued, the Employee shall be terminated. The Employee shall retain his status and shall continue to receive full compensation hereunder during the period prior to any termination because of such disability. As used herein, the term "disability" shall mean the inability of the Employee to perform his duties hereunder by reason of a non-self inflicted medical disability, including mental or physical illness, as certified by a physician or specialist appointed by the Company in its reasonable judgment.

               7. (b) The Company shall have the right to terminate the Employee for "Cause". For purposes of this Agreement, "Cause" shall mean (i) the Employee's gross neglect, incompetence or willful misconduct in the performance of his duties for the Company, (ii) conviction of or plea of guilty (without any right of appeal) to any felony involving a business crime (e.g., embezzlement), and (iii) the Employee's material breach of any provision of this Letter.

         8. Employment Inducement. The Employee shall not, during the Term and for a period of one year thereafter, in any manner, directly or indirectly, induce or attempt to influence any present or future employee of the Company or any entity that controls, is controlled by, or is under common control with the Company (an "Affiliate") to leave the employ of the Company or such Affiliate.


         9. Confidentiality. The Employee's duties will give the Employee access to trade secrets and other confidential or proprietary information of the Company of a special and unique nature and value to the Company including, but not limited to, the nature and material terms of the Company's Websites, financial records of the Company and other information relating to the Company's present or future operations (all of the foregoing, whether or not it qualifies as a "trade secret" under applicable law, is collectively called "Confidential Information"). The Employee recognizes that the Confidential Information is proprietary to the Company, and gives it a significant competitive advantage in its industry. Accordingly, the Employee shall not use or disclose any of the Confidential Information during or after the Employment Period, except for the sole and exclusive benefit of the Company. Upon termination, the Employee shall return to the Company's office all documents and other tangible embodiments of any Confidential Information. The Employee agrees that the Company would be irreparably injured by any breach of this paragraph 9, that such injury would not be adequately compensable by monetary damages, and that accordingly the Company may specifically enforce the provisions of this paragraph by injunction, without affecting any claim for damages. Notwithstanding anything in this paragraph 9 to the contrary, Confidential Information shall not include any information that (i) at the time of disclosure is generally available to and known by the public (other than as a result of a disclosure made directly or indirectly in violation of this paragraph 9), (ii) becomes publicly available in the future (other than as a result of a disclosure made directly or indirectly in violation of this paragraph 9), (iii) was available to the Employee on a nonconfidential basis from a source other than the Company (provided that such source is not or was not bound to maintain the confidentiality of such information) (iv) has been independently acquired or developed by the Employee without violating any of its obligations under this paragraph 9 or (v) the Employee becomes legally compelled (by deposition, interrogatory, request of documents, subpoena, covil investigative demand or similar process) to disclose. (For purposes of this paragraph 9, the "Company" shall mean the Company and/or its Affiliates.

         10. Assignability and Binding Effect. This Letter shall inure to the benefit of and shall be binding upon the Company and its successors and permitted assigns and the Employee and his heirs, executors, legal representatives, successors. The Company may assign this Letter or any of its rights hereunder to any Affiliate of the Company. The Employee may not assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Letter or any of his rights hereunder and any attempted assignment, transfer, pledge, encumbrance, hypothecation or other disposition shall be null and void and without effect.

         11. Notices. All communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered personally with receipt acknowledged, (ii) sent by registered or certified mail, return receipt requested or (iii) sent by overnight courier for next Business Day delivery, addressed to the parties at the addresses set forth on the first page hereof or to such other addresses as any party shall hereafter specify by communication to the other parties in the manner provided herein. Notice of change of address shall be deemed given when actually received or upon refusal to accept delivery thereof; all other communications shall be deemed to have been given, received and dated on the earlier of (w) when actually received or upon refusal to accept delivery thereof, (x) on the date when delivered personally, (y) one Business Day after being sent by overnight courier and (z) four Business Days after mailing, as aforesaid.

         12. Governing Law. This Letter shall be governed by, and construed under and in accordance with, the laws of the State of New York without giving effect to the conflict of laws principles thereof.

         Please indicate your agreement to the foregoing by signing and returning the enclosed copy of this Letter.


                                              AMERICAN METALS SERVICE, INC.



                                             By: /s/ John W. Galuchie, Jr.
                                                 ------------------------------
                                                 John W. Galuchie, Jr.
                                                 Vice President


         Agreed to and Accepted:


         /s/ Thomas K. Van Herwarde
         ----------------------------------
         Thomas K. Van Herwarde